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                                                                    EXHIBIT 10.9

                            [MASTERPIECE LETTERHEAD]

Date:             October 1, 1998

To:               Charles Schweitzer

From:             Maury S. Knowlton

Enclosed for your review and signature is the contract between Masterpiece Sleep Products, Inc. and your company.

If you plan to participate in the Masterpiece project and the Las Vegas kickoff (February 1-5, 1999), please sign and return the contract by October 15, 1998.

If you have questions about the contract, contact Bill West, Masterpiece Brand Manager, at 630-285-9350 (extension 201) or me (extension 105).

Thank you,




MSK:jws

Enclosure

c:       Edward F. Lilly
         Bill West
         Jeffrey D. Van Tuyle
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                            [MASTERPIECE LETTERHEAD]

                        MASTERPIECE SLEEP PRODUCTS, INC.
                       MANUFACTURING & SERVICING AGREEMENT

                  This agreement is made as of the 1st day of October, 1998, by and between Masterpiece Sleep Products, Inc. ("Masterpiece"), an Illinois corporation, and Sleepmaster LLC and affiliates (the "Representative"), a Delaware corporation (the "Agreement").

                  WHEREAS, Masterpiece has designed and prepared specifications for an upscale line of bedding products under the trademark "MASTERPIECE,"

                  WHEREAS, Masterpiece has no manufacturing, logistical or customer service capability of its own, and Masterpiece has only limited administrative and sales support capability;

                  WHEREAS, Representative is an established manufacturer of Serta bedding products and is capable, on a sub-contracting basis, to furnish manufacturing, logistical, customer service, administrative and sales support to Masterpiece, and Representative desires to provide such services to Masterpiece;

                  NOW, THEREFORE, Masterpiece and Representative hereby agree as follows:

1.       Responsibilities of Masterpiece

         (a) Product Specifications Masterpiece shall design and set all product specifications and designate trademarks for the "MASTERPIECE" bedding line. Representative shall be required to comply with all product specifications set by Masterpiece, including modifications and updates thereof, and to use the "MASTERPIECE" trademark and any other trademarks only as authorized by Masterpiece.

         (b) Customer Selection Masterpieces shall select all customers and negotiate a definitive agreement with respect to the supply of "MASTERPIECE" products with each customer. Masterpiece shall advise Representative of the terms and conditions of said agreements with all customers for which Representative shall be the subcontractor for purposes of manufacturing the products and otherwise servicing the account.

         (c) Marketing Strategy Masterpiece shall be responsible for setting overall marketing strategies and criteria for the selection of retail accounts to distribute the "MASTERPIECE" line. Masterpiece shall also establish the parameters and scope, including funding, of all marketing programs, including co-op advertising programs and such other promotional benefits to customers.

         (d) Terms and Conditions of Sale Masterpiece shall be exclusively responsible for setting prices and other terms and conditions of sale with customers; provided, however, that the Masterpiece brand manager may authorize in writing specific parameters within which the
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Representative may, while acting as a representative for Masterpiece, vary terms and conditions of sale other than pricing. Representative shall not have authority to establish pricing as Masterpiece is exclusively responsible for setting prices.

         (e) Communication With Representative Masterpiece shall communicate its strategies, program and policies to Representative as set forth in (a)-(d) above orally or in writing from time to time. Masterpiece shall establish a Masterpiece brand manager to facilitate communication on these or any other matters governed by this Agreement.

2.       Representative's Responsibilities

         Representative shall, in the performance of its duties under this Agreement, do the following:

         (a)      Establishment of Customer Relationships

                  (i) Identify Potential Customers Representative shall render advice to Masterpiece regarding the potential customers for the "MASTERPIECE" line that would be best suited to develop the market therefor, based on Representative's knowledge of and experience with said potential customers.

                  (ii) Initial Customer Contact Upon receiving authorization from Masterpiece, Representative shall contact a potential customer, utilizing written materials furnished by Masterpiece, to describe the "MASTERPIECE" product line and marketing program, and to determine the potential customer's interest therein. Representative shall not deviate from the provisions and other terms set forth in said materials in any discussion or communications with a potential customer.

                  (iii) Evaluation of Potential Customers Representative shall communicate promptly and fully to Masterpiece Representative's evaluation of the customer's requirements, sales, potential, amenability to Masterpiece's terms and conditions, and Brand Marketing Philosophy, and recommend whether such potential customers should be contacted by Masterpiece.

         (b)      Subcontracting Responsibilities

         In the event Masterpiece reaches an agreement with potential customers to handle the "MASTERPIECE" product line, Masterpiece agrees to give Representative a right of first refusal to serve as Masterpiece's subcontractor pursuant to the terms of this Agreement and the agreements reached between Masterpiece and its customers. It is contemplated that Representative will furnish at least the following services under the subcontract:

                  (i)      Manufacturing and Product Logistics

                           - Manufacture and ship "MASTERPIECE" products on order from the
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                               customer pursuant to the terms of Masterpiece's
                               contract with the customer;

                           - Maintain supply sources and plant inventory of raw materials specified for "MASTERPIECE" products in sufficient quantities to satisfy customer needs on a timely basis;

                           - Produce and package "MASTERPIECE" products to Masterpiece's specifications and to the highest industry standards of craftsmanship;

                           - Provide warehousing and delivery services as required by Masterpiece's commitments to its various customers;

                           - Process return goods as required by Masterpiece's terms and conditions of sale;

                           - Maintain and operate its facilities in compliance with all applicable laws and regulations.

                  (ii)     Administration and Customer Service

                           -   Receive and process customer orders;

                           -   Schedule customer deliveries;

                           - Prepare and send Masterpiece invoices, with Masterpiece's remittance instructions, for products shipped;

                           -   Assist in collection activity;

                           - Process and resolve customer service issues and warranty claims.

                  (iii)    Sales Support

                           - Call on customers for purposes of assisting with sales floor layout and sample display, providing point-of-sale materials, providing sales force training, and other similar activities;

                           - Account for and administer promotional moneys accrued to customers under Masterpiece's marketing programs. Masterpiece shall remit to Representative such moneys as they are collected from customers;

                           - Report to Masterpiece any customer deviations from Masterpiece's Brand Marketing Philosophy and Operating Policies.

3.       Manufacturing and Service Fees

         Masterpiece's manufacturing and service fee structure as a percentage of sales collections
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is designed to reward the Representative for its substantial contribution to the success of the "MASTERPIECE" program. Therefore, the manufacturing and service fees may vary from customer to customer, and will be documented by a separate rate sheet prepared for each customer. All compensation due hereunder shall be payable within ten (10) days after Masterpiece receives payment from the customer.

4.       Use of "MASTERPIECE" Trademark

         Representative acknowledges and agrees that Masterpiece owns all right, title and interest in and to the "MASTERPIECE" trademark and any other trademarks included in the product specifications of Section 1(a) hereof (hereinafter collectively TRADEMARKS) and that Representative's use of the TRADEMARKS inures to the benefit of Masterpiece. Representative agrees that it will not use the TRADEMARKS except on products manufactured and sold hereunder as specifically authorized in accordance with Section 1(a) hereof. Registration and any other protection for the TRADEMARKS shall only be obtained by Masterpiece in its name and at its expense. Enforcement of the TRADEMARKS by the institution of litigation or otherwise shall be in the sole discretion of Masterpiece, but Representative shall at its own expense cooperate with Masterpiece in any enforcement action undertaken by Masterpiece and shall notify Masterpiece in the event that Representative obtains information related to potential infringement of any of the TRADEMARKS.

5.       Representative as Independent Contractor

         Representative shall identify itself at all times as an "Authorized Masterpiece Representative." It is expressly agreed that Representative is not an employee or agent of Masterpiece, and is not authorized to bind, obligate or enter into any agreement for Masterpiece except as specifically authorized in writing by Masterpiece. Representative is at all times during the term of this Agreement a principal acting as an independent contractor. Without limiting the generality of the foregoing, Representative understands and agrees that the Representative has no authority to, and will not, directly or indirectly, sign Masterpiece's name to any lease, contract, or agreement, or otherwise obligate or contract for or on behalf of Masterpiece, or make any representation or give any warranty or guarantee other than that specifically authorized in writing by Masterpiece.

6.       Termination

         (a) Without Cause. Either party may terminate this Agreement at any time, without cause, by giving ninety (90) days' prior written notice to the other party.

         (b) With Cause. Masterpiece may terminate this Agreement at any time, for cause, immediately upon giving written notice thereof to Representative. "Cause" shall be deemed to include any breach of this Agreement by Representative, insolvency or any judication in bankruptcy or an assignment for the benefit of creditors by Representative, change of ownership of the Representative's business, or a change in the principals who own or manage
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Representative's business.

         (c) Surviving Obligations. Upon expiration or termination of this Agreement, all rights and obligations of the parties shall cease, provided that the parties shall not be relived of (i) any pre-existing obligation to pay moneys due, or that have become due during the period that this Agreement was in force, and (ii) any other obligation set forth in this Agreement which is to take effect on or after the date of expiration or termination, as the case may be.

7.       Assignment

         This Agreement is entered into by Masterpiece by reason of the confidence that it has in Representative. The Agreement is personal in nature and is not transferable or assignable, in whole or in part, by Representative, or by operation of law.

8.       Governing Law; Venue

         This Agreement, and the rights and obligations of the parties hereunder, shall be governed by and construed in accordance with the laws of the State of Illinois. Venue for any action arising under this Agreement shall be in any court of competent jurisdiction in Chicago, Illinois. The parties further agree to a bench trial; accordingly, the parties hereby waive their right to a trial by jury.

9. Each paragraph of this Agreement is severable, and should any court or other governmental body of competent jurisdiction declare any provision of this Agreement invalid or unenforceable by reason of any rule of law or public policy, all other provisions hereof shall remain in full force and effect.

10.      Waiver of Breach

         Any waiver by Masterpiece of a breach by Representative of any provision of the Agreement shall not operate or be construed as a waiver of any subsequent breach by Representative.

11.      Entire Agreement and Amendments

         This instrument contains the entire agreement of the parties. It may be change only by an agreement in writing, and if hand delivered or sent by certified or registered mail, or by confirmed telex or telecopy, to the other party's principal business office.

REPRESENTATIVE:                         MASTERPIECE SLEEP PRODUCTS, INC.

By:    /s/ James P. Koscica             By:  /s/ Maury S. Knowlton

Title: Exec VP & CFO                    Title: Vice President, C.F.O.

Date:  10/01/98                         Date:  October 1, 1998